Amendment No. 1 to the Broker-Dealer Supervisory and Service Agreement

This Amendment No. 1 (“Amendment No. 1”) to the Broker-Dealer Supervisory and Service Agreement, dated January 15, 1993 (“Original Selling Agreement”) is entered into by Investors Capital Corporation, a Delaware company, (“Broker-Dealer”) Phoenix Life Insurance Company (“PLIC”), a New York company and PHL Variable Insurance Company (“PHL Variable”), a Connecticut company, both with administrative offices at One American Row, P. O. Box 5056, Hartford, Connecticut 06102-5056 and Phoenix Equity Planning Corporation, a Delaware company, (“PEPCO”) effective as of December 1, 2009 (“Effective Date”).

WHEREAS Phoenix Home Life Mutual Insurance Company is now Phoenix Life Insurance Company;

WHEREAS, Broker-Dealer, Phoenix Life Insurance Company and PEPCO are parties to the Original Selling Agreement; and

WHEREAS, Broker-Dealer, PEPCO and Phoenix Life Insurance Company desire that Broker-Dealer, PEPCO and PHL Variable Insurance Company become subject to the provisions of the Original Selling Agreement for the offer to sell and sale of certain insurance products issued by PHL Variable Insurance Company and registered with the Securities and Exchange Commission as of the Effective Date:

1.	PHL Variable Insurance Company agrees to be bound by the provisions in the Original Selling Agreement to the same extent as Phoenix Life Insurance Company is bound.

2.	Paragraph 2 of the Original Selling Agreement is replaced by this new paragraph 2.

“The Broker-Dealer will promptly forward to all Contract applications along with the documents for the insurance products listed on Schedule A. The Broker-Dealer will have no right of set off for any reason against the payments.

Standard Mail Address

Phoenix Annuity Mail Operations

P.O. Box 8027

Boston, MA 02266-8027

Overnight Mail Address

Phoenix Annuity Mail Operations

30 Dan Road, Suite 8027

Canton, MA 02021-2809

Any Contract applications which are rejected together with any payment made and other documents submitted shall be returned to Broker-Dealer.

For the insurance products listed on Schedule A-1, the Broker-Dealer will forward all Contract applications along with the documents to:

Retirement Solutions Desk

The Phoenix Companies

31 Tech Valley Drive

East Greenbush, NY 12061

Fax: 816.502.0180”

3.	Annually, an authorized representative of Broker-Dealer shall certify that the Broker-Dealer has and has applied its system to supervise the suitability of recommendations to purchase variable contracts and other annuity contracts that are not variable but are registered with the Securities and Exchange Commission under this Agreement in compliance with state laws and regulations.

4.	Broker-Dealer has the same duties and obligations, and makes the same representations, warranties and agreements, with respect to PEPCO and PHL Variable Insurance Company as Broker-Dealer has with respect to PEPCO and Phoenix Life Insurance Company as set forth in the Original Selling Agreement.

5.	If any party to the Original Selling Agreement terminates the Original Selling Agreement then Amendment No. 1 is also terminated.

6.	Addendum A is amended by adding Addendum A-1 for the PHL Variable Insurance Company insurance products only.

Phoenix Life Insurance Company		PHL Variable Insurance Company

By:	/s/ John Ruben Flores	By	/s/ John Ruben Flores
Name:	John Ruben Flores	Name:	John Ruben Flores
Title:	Vice President	Title:	Vice President
Date:	April 23, 2010	Date:	April 23, 2010

Investors Capital Corporation		Phoenix Equity Planning Corporation

By:	/s/ Theodore E. Charles	By:	/s/ Kathleen A. McGah
Name:	Theodore E. Charles	Name:	Kathleen A. McGah
Title:	Chairman	Title:	Vice President
Date:	May 20, 2010	Date:	April 23, 2010

Addendum A-1

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